Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: 843-981-8899 ir@benefitfocus.com

Benefitfocus Acquires Tango Health, Expanding ACA Compliance and Reporting Capabilities for Employers

Industry-leading solution to strengthen Benefitfocus’ benefits administration services, helping to deliver an exceptional, end-to-end customer experience.

Charleston, S.C., Nov. 17, 2021—Today Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading benefits technology platform that simplifies benefits administration for employers, health plans and brokers, announced it has acquired Tango Health, an innovative software and services company offering Affordable Care Act (ACA) compliance and benefit decision support solutions. The acquisition of Tango Health enables Benefitfocus to offer its customers a best-in-class ACA compliance and reporting solution.

“The burden on employers is greater than ever as the health care industry continues to evolve and compliance requirements become increasingly complex and costly for employers to manage. We are committed to helping our customers manage these complexities through comprehensive administrative capabilities underpinned with service excellence,” said Matt Levin, president and CEO of Benefitfocus. “Consistent with our strategy to strengthen the foundation of our core offerings, the acquisition of Tango Health enables us to offer our customers an industry-leading ACA compliance and reporting solution to complement their overall benefits strategy. We are excited to extend this best-in-class solution to our customers and welcome this accomplished and experienced team to the Benefitfocus family.”

“In addition to being a market leader for ACA compliance and reporting, Tango Health also brings promising decision support, benefits communication and engagement capabilities,” said Tina Provancal, Chief Strategy Officer of Benefitfocus. “Their solutions empower employees to make more informed plan decisions and increase their benefits utilization, which in turn has been proven to lower costs for employers and their employees. These capabilities fit squarely into our longer-term roadmap, and we’re excited about the potential to increase employee engagement while helping our joint customers earn a better yield on their health care investment.”

Founded in 2008 and based in Austin, Texas, Tango Health serves top brands, academic institutions, large hospital systems, and Fortune 500 companies such as, SCL Health, Teva Pharmaceuticals, The Michaels Organization, Turner Industries, the University of Massachusetts Medical Center, the University of North Texas, and the University of Rochester, all of which trust Tango Health to successfully meet their open enrollment and ACA compliance goals.

“We are excited to join forces with an industry leader in benefits administration to continue our legacy as a valued and trusted partner to our clients,” said Scott Van Horn, CEO of Tango Health. “Together Benefitfocus and Tango Health will deliver a better benefits experience through a robust suite of benefits administration and compliance solutions combined with our customer-focused support.”

The immediate priority for both organizations is to continue to support existing customers, as both companies enter the ACA reporting season. Existing Tango Health and Benefitfocus customers can expect continuity and for the two organizations to operate business as usual in delivering against their customer commitments. As the organizations work to come together over the next several months, updates will be provided to existing customers about how and when they will be able to leverage the combined market-leading capabilities of both companies.

The transaction is subject to customary closing conditions and is expected to close during the fourth quarter.

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About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire benefits industry through innovative technology solutions that bring efficiency, cost savings and simplicity to employee benefits administration. Our powerful cloud-based software, data-driven insights and thoughtfully designed services help employers, insurance brokers, health plans and suppliers address the complexity of benefits enrollment and engagement, while bringing easier access to health, wealth and lifestyle products through a world-class benefits experience. Our mission is simple: to improve lives with benefits. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

About Tango Health

Tango Health is a leading software and services company focused on supporting organizations to deliver a better benefits experience since 2008. Tango Health’s flexible solutions include decision support, benefits engagement, benefits communications, virtual open enrollment, and full-service ACA compliance and reporting.

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks that the acquisition does not close; risks of integration of the acquisition, and the possibility that it might not deliver the results we expect; our ability to maintain our culture, retain and motivate qualified personnel; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and uncertainties arising from the recent U.S. elections; our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; the immature and volatile market for our products and services; risks related to changing health care and other applicable regulations; cyber-security risks; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.